Exhibit 99.1

FINANCIAL STATEMENTS

Hampton Inn & Suites Austin – Downtown/ Convention Center, Austin, Texas

Year Ended December 31, 2013 and for the Periods Ended
June 30, 2014 and 2013 (Unaudited)

With Report of Independent Auditors

Hampton Inn & Suites Austin – Downtown/ Convention Center

Financial Statements

Year Ended December 31, 2013 and for the Periods Ended
June 30, 2014 and 2013 (Unaudited)

Report of Independent Auditors

The Board of Directors

Summit Hotel Properties, Inc.

We have audited the accompanying financial statements of the Hampton Inn & Suites Austin–Downtown/ Convention Center (the hotel) (not a legal entity), which comprise the balance sheet as of December 31, 2013, and the related statements of comprehensive income, owners’ equity in hotel, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hampton Inn & Suites Austin – Downtown/ Convention Center as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States.

/s/Ernst & Young, LLP

Austin, TX

November 19, 2014

Hampton Inn & Suites Austin – Downtown/ Convention Center

Balance Sheets

	June 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Investments in hotel properties, at cost:
Fixed assets, including CIP	$21,460,596	$21,389,983
Accumulated depreciation	(9,659,402)	(9,304,899)
Net investment in hotel properties	11,801,194	12,085,084

Cash on hand	1,800,771	2,092,421
Cash in reserve/restricted	500,097	500,000
Accounts receivable	425,200	285,950
Accounts receivable – credit card receivables	136,754	44,348
Prepaid expenses	199,917	181,790
FF&E – escrow	499,493	247,101
Property tax – escrow	315,741	573,225
Total assets	$15,679,167	$16,009,919

Liabilities and owners’ equity
Accounts payable	$196,445	$262,860
Other payables	333,003	424,333
Property taxes payable	287,262	442,653
Accrued payroll and payroll taxes	14,690	79,325
Due to affiliate	30,758	121,240
Mortgages payable	11,223,087	11,425,118
Total liabilities	12,085,245	12,755,529
Total owners’ equity	3,593,922	3,254,390
Total liabilities and owners’ equity	$15,679,167	$16,009,919

See accompanying notes.

Hampton Inn & Suites Austin – Downtown/ Convention Center

Statements of Comprehensive Income

	June 30,		December 31,
	2014	2013	2013
	(Unaudited)	(Unaudited)
Revenue:
Rooms	$6,022,540	$5,696,619	$10,825,747
Valet, suite shop, and other	496,083	463,638	1,021,509
Total revenue	6,518,623	6,160,257	11,847,256

Department expense:
Rooms	940,024	797,079	1,664,563
Valet, suite shop, and other	158,144	156,082	312,641
Total department expense	1,098,168	953,161	1,977,204

Total gross profit	5,420,455	5,207,096	9,870,052

Operating expenses:
Administrative and general	382,214	274,589	700,334
Advertising and promotion	402,611	357,281	695,095
Franchise fees	481,803	455,729	868,620
Management fee	260,744	246,410	475,170
Property maintenance	188,764	183,890	412,342
Taxes, insurance and leases	624,369	581,097	1,061,646
Utilities	136,402	217,775	379,506
Depreciation and amortization	354,503	265,489	781,863
Interest	315,311	326,070	652,173
Rent	177,834	172,479	370,017
Other expense	6,368	5,170	5,170
Total operating expenses	3,330,923	3,085,979	6,401,936

Comprehensive income	$2,089,532	$2,121,117	$3,468,116

See accompanying notes.

Hampton Inn & Suites Austin – Downtown/ Convention Center

Statements of Owners’ Equity in the Hotel

Balance at January 1, 2013	$2,361,274
Comprehensive income	3,468,116
Distributions to owners	(2,575,000)
Balance at December 31, 2013	3,254,390
Comprehensive income (unaudited)	2,089,532
Distributions to owners (unaudited)	(1,750,000)
Balance at June 30, 2014 (unaudited)	$3,593,922

See accompanying notes.

Hampton Inn & Suites Austin – Downtown/ Convention Center

Statements of Cash Flows

	June 30,		December 31,
	2014	2013	2013
	(Unaudited)
Operating activities
Comprehensive income	$2,089,532	$2,121,117	$3,468,116
Adjustments to reconcile comprehensive income to net cash provided by operating activities:
Depreciation and amortization	354,503	265,489	781,863
Accounts receivable, net	(139,250)	14,685	(43,980)
Accounts receivable credit card receivables	(92,406)	(138,101)	(3,640)
Due to/from affiliate	(90,482)	2,112	127,984
Prepaid expenses	(18,127)	67,642	47,829
Property tax escrow	257,484	296,822	(4,597)
Accounts payable – trade	(66,415)	110,413	253,758
Accounts payable – other	(91,330)	(181,977)	(42,116)
Accrued payroll and payroll tax	(64,635)	(52,368)	15,213
Property taxes payable	(155,391)	(239,744)	(24,890)
Net cash provided by operating activities	1,983,483	2,266,090	4,575,540

Investing activities
Purchase of fixed assets	(70,613)	(636,842)	(712,620)
(Increase) decrease in FF&E Escrow	(252,392)	(199,208)	294,082
(Increase) decrease in capital reserve	(97)	—	(133,784)
Net cash used in investing activities	(323,102)	(836,050)	(552,322)

Financing activities
Payments on mortgage	(202,031)	(191,269)	(382,505)
Partnership distributions	(1,750,000)	(1,125,000)	(2,575,000)
Net cash used in financing activities	(1,952,031)	(1,316,269)	(2,957,505)

Net change in cash and cash equivalents	(291,650)	113,771	1,065,713
Cash on hand, beginning of year	2,092,421	1,026,708	1,026,708
Cash on hand, end of year	$1,800,771	$1,140,479	$2,092,421

Supplemental disclosures of cash flow information
Cash paid for interest	$315,311	$326,070	$652,173
Cash paid for income tax	$47,208	$40,367	$80,735

See accompanying notes.

Hampton Inn & Suites Austin – Downtown/ Convention Center

Notes to Financial Statements

June 30, 2014

1. Description of Business and Basis of Presentation

The financial statements presented herein for the Hampton Inn & Suites Austin – Downtown/ Convention Center (not a legal entity) are for one hotel (the Hotel) owned by San Jacinto Hotel Partners, L.P. (the Owners). The Hotel is a 209 – guestroom Hampton Inn & Suites hotel located in downtown Austin, Texas.

These financial statements present the balance sheets, statements of comprehensive income, statements of owners’ equity in the Hotel, and statements of cash flows of the Hotel, not a legal entity.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates and assumptions. Such estimates and assumptions could change in the future as more information becomes known, which could affect the amounts reported and disclosed herein. Intercompany accounts and transactions have been eliminated in consolidation.

Cash

Cash includes cash held in depository bank accounts.

Restricted Cash

Restricted cash consists of funds placed in escrow with mortgage lenders to pay property taxes (Property tax – escrow), capital expenditures (FF&E – escrow), as well as a capital reserve account.

Concentration of Credit Risk

The Owners maintain their cash and cash equivalents in bank deposit accounts, which, at times, may exceed federally insured limits. The Hotel has not experienced any losses in such accounts.

Hampton Inn & Suites Austin – Downtown/ Convention Center

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Investment in the Hotel Property

Investments in the Hotel property and related assets are recorded at cost, less accumulated depreciation. The Hotel capitalizes the costs of significant additions and improvements that materially extend the property’s life. These costs may include hotel refurbishment, renovation, and remodeling expenditures. All costs of repairs and maintenance are expensed as incurred.

Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives are as follows:

Classification	Estimated Useful Lives

Building	39 years
Building improvements	5–39 years
Furnishings and equipment	5–7 years

When depreciable property and equipment are retired or disposed of, the related costs and accumulated depreciation are removed from the balance sheets and any gain or loss is reflected in current operations.

Impairment of Investment in the Hotel Property

If events or circumstances indicate that the carrying value of the Hotel property to be held and used may be impaired, a recoverability analysis is performed based on estimated undiscounted future cash flows to be generated from the property. If the analysis indicates that the carrying value is not recoverable from future cash flows, the excess of the net book value over the estimated fair value is charged to earnings. There was no impairment of the investment in the hotel property at December 31, 2013 or June 30, 2014, respectively.

Income Taxes

No provision or liability for income taxes or income tax positions has been made in the accompanying financial statements since the financial statements do not contemplate the type of legal or tax entity that holds the Hotel.

Hampton Inn & Suites Austin – Downtown/ Convention Center

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Advertising Costs

Advertising costs are expensed as incurred and are included in sales and promotion expenses in the accompanying statements of comprehensive income.

Revenue Recognition

Revenues are recognized when guestrooms are occupied and the services are provided. Revenues consist of mainly guestroom sales. Additionally, the Hotel collects sales, use, occupancy, and similar taxes, which are presented on a net basis in the accompanying statements of comprehensive income.

Accounts Receivable

Accounts receivable, which primarily represent amounts due from hotel guests, are recorded at management’s estimate of the amounts that will be ultimately collected.

Due to/from Related Parties

Due to/from related parties represents the amounts payable/receivable to an affiliate of the Hotel for services rendered related to advertising, promotion, sales, reservations, management fees, centralized services, loyalty program, insurance, various benefit plans, purchasing and other charges.

Deferred Loan Cost, Net

Certain loan costs are deferred and amortized to expense using the straight-line method, which approximates the amount to be amortized using the effective interest method. At the time of any repurchases or retirements of debt, a proportionate amount of net deferred loan costs is written off. The Hotel recognized amortization of deferred loan costs totaling $98,129 for the year ended December 31, 2013, and $49,065 for the period ended June 30, 2013. As the net balance of deferred loan costs was $0 at December 31, 2013, no expense was recorded for the period ended June 30, 2014.

Hampton Inn & Suites Austin – Downtown/ Convention Center

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

Financial assets and liabilities with carrying amounts approximating fair value include cash, accounts receivable, prepaid expenses and deposits, accounts payable and accrued expenses. The carrying amounts of these financial assets and liabilities approximate fair value because of their short maturities. The carrying amounts of the Hotel’s debt and other long-term liabilities approximate their fair values. The fair value of debt was based upon management’s best estimate of interest rates that would be available for similar debt obligations as of December 31, 2013.

The accounting guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting standard establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include Level 1, defined as observable inputs, such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

3. Franchise Agreements

Upon opening of the Hotel, the Owners entered into a franchise agreement with Hilton Hotels Corporation. The agreement is for a 22-year period from the opening date of the Hotel. Franchise fees are computed at 8.0% of the gross room revenues for the Hotel, as defined in the agreement. Franchise fees for the year ended December 31, 2013, was $868,620, and were $481,803(unaudited) and $455,729(unaudited) for the periods ended June 30, 2014 and 2013, respectively.

Hampton Inn & Suites Austin – Downtown/ Convention Center

Notes to Financial Statements (continued)

4. Mortgages Payable

The Owners had the following mortgage payable at June 30 and December 31, respectively:

	June 30,	December 31,
	2014	2013
	(Unaudited)
Promissory note effective October 11, 2005, in the original amount of $14,000,000 with fixed monthly payments of $86,223, at an interest rate of 5.53% per annum, until November 1, 2015, at which time the principal balance is due. The loan is secured by property, furniture, fixtures and equipment. In addition, the loan is guaranteed by related parties of the Owners.	$11,223,087	$11,425,118
Total	$11,223,087	$11,425,118

Total amount of the outstanding balance was paid in full in September 2014.

5. Leases

The Hotel leases the land under a noncancelable ground lease with a term of 50 years from the effective date of May 23, 2000. Rent expense for the year ended December 31, 2013, was $370,017, and for the periods ended June 30, 2014 and 2013 rent expense was $177,834(unaudited) and $172,479(unaudited), respectively. The terms of the rent payments include base monthly rent, as well as a percentage rent which is paid annually. Base rent terms are outlined in the agreement which increases every five years. The percentage rent is 3% of the amount of gross revenue above the agreed upon breakeven point (as defined in the agreement).

6. Related-Party Transactions

The Owners have a management agreement with Valencia Hotel Inc., an entity related through common ownership. The agreement has a ten-year term with three consecutive two-year renewal terms starting on the commencement date of December 17, 2002. The agreement provides for base management fees. Base management fees are calculated at 4% of gross monthly revenues, as defined in the agreement. Base management fees for the year ended December 31, 2013, were $475,170. Base management fees for the periods ended June 30, 2014 and 2013, were $260,744(unaudited) and $246,410(unaudited), respectively.

Hampton Inn & Suites Austin – Downtown/ Convention Center

Notes to Financial Statements (continued)

7. Commitments and Contingencies

The nature of the Hotel’s operations exposes it to the risk of claims and litigation in the normal course of its business. Although the outcome of such matters cannot be determined, management believes the ultimate resolution of these matters will not have a material effect on the financial position, results of operations or cash flows of the Hotel.

8. Subsequent Events

Management has evaluated subsequent events through November 19, 2014, the date the accompanying financial statements were available to be issued. On July 25, 2014, the Owners entered into a definitive purchase and sale agreement to sell the Hotel to Summit Hotel Properties, Inc. through its operating partnership, Summit Hotel OP, LP, for an aggregate sales price of $53 million, subject to closing prorations and adjustments. The sale of the property was completed on September 9, 2014.